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                                                                   EXHIBIT 10.52


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement), effective as of the first day of July, 1991, by and between JOHN A. CAMPBELL (the "Employee") and THE PACIFIC LUMBER COMPANY, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Employee has been an executive officer of the Company since 1982 and has been an employee of the Company since December 15, 1969; and

         Employee and the Company are parties to an EMPLOYMENT AGREEMENT executed and effective as of January 1, 1987 (the "Prior Agreement") and desire that this Agreement shall supersede the Prior Agreement in certain respects as hereinafter provided; and

         WHEREAS, the Company and the Employee wish to provide for the continued employment of the Employee upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto do hereby agree as follows:

         1.      Scope of Employment.

                 a. Employee shall serve as the President of the Company or in such other positions as the Board of Directors in its discretion may determine.

                 b. Employee hereby accepts such employment and shall perform to the best of his ability all duties reasonably assigned to Employee by the Board of Directors of the Company and devote his full working time and attention to the performance of such duties.
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         2.      Term of Employment.

                 a. The term of this Agreement shall commence as of July 1, 1991 and shall continue until June 30, 1995 (the "Employment Period").

                 b. The Company shall have the option of extending the Employment Period for a period of three (3) additional years ending June 30, 1998, by giving Employee written notice of the Company's election to so extend the Employment Period, such notice to be sent on or before March 31, 1995 or be null and void.

         3.      Compensation.

                 a. The Company shall pay to Employee a minimum annual base compensation of Two Hundred Thousand Dollars ($200,000) payable in accordance with the Company's regular payroll practices.

                 b. At least once annually during each twelve (12) month period during the Employment Period, the Company shall review Employee's performance and may increase but not decrease Employee's base compensation hereunder.

         4.      Other Benefits.

                 a. Except as hereinafter set forth in paragraph 5., nothing contained herein shall be deemed to limit, reduce or amend Employee's rights during the Employment Period to participate in and receive benefits from all other employee benefits generally available to other officers, directors and employees of the Company, including, without limitation, any group health and life insurance benefits, vacation benefits, participation in the life insurance benefits, vacation benefits, participation in the Company's retirement or other executive compensation plans or programs maintained by the Company.

                 b. It is understood and agreed that Employee during the Employment Period may be considered for a cash or other bonus from time to time but that both decisions as to payment of




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bonuses and the amount and/or from thereof shall be within the sole discretion of the Company.

                 c. During the Employment Period, Employee will be provided with the use of an automobile, in accordance with the then prevailing personnel policies of the Company.

                 d. During the Employment Period, Employee will be reimbursed for all reasonable business traveling and business related out-of-pocket expenses in accordance with the then prevailing personnel policies of the Company.

         5.      Prior Agreement.

                 This Agreement shall and does hereby supersede each and every executory provision of the Prior Agreement except Sections 5.a. and except that the provisions thereof shall continue to govern the obligations of the parties arising during the period of time for which such Prior Agreement was effective.

         6.      Illness or Incapacity.

                 If during the Employment Period, Employee should be prevented from performing his duties by reason of illness or incapacity for an aggregate of six (6) consecutive months, then the Company may, on ninety (90) days' prior notice terminate Employee's employment under this Agreement without further obligation or liability except as may be provided by reason of Employee's participation in any benefit plan sponsored by the Company.

         7.      Death During Employment Period.

                 In addition to such other benefits as may be provided under the Company's benefit plans, if Employee dies during the Employment Period, the Company shall pay to the estate of Employee the lesser of: (i) the annual base compensation which would be otherwise payable to Employee during the twelve
(12) consecutive months following his death, or (ii) the compensation which would be otherwise payable to Employee throughout the remainder of the Employment Period.





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         8.      Termination For Cause.

                 a. If the Company determines that Employee, during the Employment Period was guilty of an act of Material Misconduct, then the Company may elect, upon notice to the Employee, effective immediately, to terminate the Employment Period hereunder ("Termination For Cause") and Employee's entire unpaid balance due under this Employment Agreement including but not limited to the Special Bonus Payments provided under paragraph 5.b. hereof shall be forfeited.

                 b. The term "Material Misconduct" means any act or omission which materially and adversely affects the best interests of the Company or its affiliated companies. Without limiting the generality of the foregoing, Employee shall be deemed to have committed Material Misconduct if he
(i) commits or has committed any act of theft, fraud or embezzlement; (ii) commits any act of gross insubordination; (iii) habitually neglects his duties;
(iv) commits any act which materially damages the reputation of the Employee, the Company or its affiliated companies; or (v) willfully breaches any of the terms or conditions of this Employment Agreement. The determination of whether the Participant is guilty of Material Misconduct shall be made by the Board of Directors of the Company in the sole absolute discretion of the Company's Directors.

         9.      Certain Obligations.

                 a. During his employment with the Company or any of its affiliates and at all times thereafter, Employee will not disclose to others, directly or indirectly, any unpublished confidential or secret information relating to the business or research activities or other interests of the Company or any of its affiliates (including, without limitation, any confidential designs, processes, surveys, programs, techniques or work products, any trade secrets, any reports, recommendations or conclusions or any information as to present or future business plans or finances, or with respect to any products, services, suppliers, customers or prospective customers) or use any such information, except in furtherance of his duties as an officer,
and solely on behalf, of the Company.      At such time as he is no longer
employed by the Company or any of its affiliates, Employee





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shall promptly surrender to the Company any and all reports, surveys, work papers, drawings, blueprints, manuals, programs, documents, photographs and the like (including all negatives, originals and copies, whether in document form, on computer discs of otherwise, thereof) in his possession, custody or control which relate in any way to the business of the Company or any of its affiliates, whether prepared by him or by others.

                 b. Employee hereby assigns and agrees to assign to the Company, its successors and assigns, his entire right, title and interest in and to any and all work product or copyrightable material (hereinafter referred to as "said material") and to any and all inventions, developments or innovations whether patented, patentable or unpatentable (hereinafter referred to as "said inventions"), developed, conceived of, made or acquired by him, either solely or jointly with others, either prior to the effective date of this Agreement or during the term of his employment, and which in any way
relate to the business of the Company or any of its affiliates.     Said
material and said inventions shall be the property of the Company. Employee will not disclose to any person or entity (other than in the ordinary course of the business of the Company and its affiliates) any information concerning any of said material and said inventions. Employee shall, without further compensation, do all lawful things, including, without limitation, rendering assistance and executing necessary documents, as requested, which may be convenient or necessary or proper to enable the Company or any of its nominees or designees to perfect title in said material and in said inventions and to obtain and maintain effective patent and copyright protection thereon in the United States and foreign countries.

                 c. During the period payments are being made to Employee pursuant to this Employment agreement, Employee will not, without the written consent of the Board of Directors of the Company, directly or indirectly, engage or become interested (whether as an owner, stockholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) in any business or enterprise that shall, at the time, being whole or in part competitive with any part of the business conducted by the Company or any of its affiliates during the period of the Employee's employment with the Company or any of





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its affiliates (except that ownership of not more than 1% of the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this paragraph 9.c.). The Employee will not accept appointment as a member of the Board of Directors of any entity not affiliated with the Company (other than an eleemosynary institution) without the prior consent of the Board of Directors of the Company.

                 d. Without limiting the generality of the foregoing, so long as he is employed by the Company or any of its affiliates, Employee will observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

                 e. Employee covenants and agrees that so long as he is employed by the Company, he shall observe the rules, regulations and policies of the Company, including, but not limited to the Guidelines For Employee Conduct and conflict of interest guidelines of MAXXAM Inc. as they may exist from time to time.

         10.     Assignment of Employee's Interest.

                 Employee may not assign, pledge or encumber his interest in this Employment Agreement without the written consent of the Company.

         11.     Remedies.

                 Since the Company will be irreparably damaged if the provisions hereof (other than those providing directly for the performance by Employee of his services hereunder) are not specifically enforced, the Company shall be entitled to an injunction restraining any violation of this Employment Agreement by Employee (without any bond or other security being required), or any other appropriate decree of specific performance, without showing any actual damage or that monetary damages would not provide an adequate remedy. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.





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         12.     Notices.

                 Any and all notices or consents required or permitted to be given under any of the provisions of this Employment Agreement shall be in writing and shall be deemed to have been fully given three (3) days after mailing, if mailed by registered or certified mail, return receipt requested; if to the Employee, at his address appearing in the personnel records of the Company, and if to the Company, at its principal office as maintained at that time. Employee may change his mailing address for the purposes of this Employment Agreement by notice to the Company as herein provided.

         13.     Definition of Affiliate.

                 As used in this Employment Agreement, the term "affiliate" shall mean any corporation of which the Company, MAXXAM Inc., a Delaware corporation and subsidiaries of MAXXAM Inc. or the Company shall own at such date more than 25% of the outstanding capital stock having voting power for the election of at least a majority of the members of the Board of Directors.

         14.     Severability.

                 In the event that any provision of this Employment Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions of paragraph 9. which may be held unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Employment Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (and the court making any such determination as to any provision of paragraph 9. shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any provision of this Employment Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating





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the remaining provisions of this Employment Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         15.     Mergers, Consolidations. Liquidations.

                 In the event that the Company shall at any time be merged, consolidated or liquidated with or into any corporation or corporations or in the event that all or substantially all of the business and assets of the Company shall be sold or otherwise transferred to another corporation, the provisions of this Employment Agreement, including the provisions of this paragraph, shall be binding upon and inure to the benefit of the successor of the Company resulting from such merger, consolidation, liquidation or sale of assets.

         16.     Binding Effect.

                 Except as otherwise provided herein, this Employment Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, successors, aligns and personal representatives.

         17.     Governing Laws.

                 This Employment Agreement shall be governed in all respects by the internal laws of the State of California without giving effect to principles of conflict of laws.

         18.     Entire Agreement: Modifications.

                 This Employment Agreement constitutes the entire understanding between the parties hereto relating to the services to be performed by Employee hereunder and supersedes all prior agreements and undertakings, oral and written, between the parties hereto with respect to the subject matter hereof. Except as otherwise specifically provided herein, no change, modification or addition hereto shall be valid unless in writing and signed by or on behalf of the parties hereto.





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         19.     Section Headings.

                 The headings contained in the Employment Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Employment Agreement.

         20.     Counterparts.

                 This Employment Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

                 IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                           THE PACIFIC LUMBER COMPANY


                                           By: /s/ John M. Seidl
                                              ---------------------------
                                               John M. Seidl
                                               Chairman



                                           EMPLOYEE


                                           By: /s/ John A. Campbell
                                              ---------------------------
                                               John A. Campbell





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